UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2006

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina		29730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of December 18, 2006, 3D Systems Corporation (the “Company”) entered into a Third Amendment to Lease Agreement (the “Third Amendment”) with KDC-Carolina Investments 3, LP (the “Landlord”) pursuant to which the parties agreed to certain additional amendments to their Lease Agreement dated as of February 8, 2006, as heretofore amended by the First Amendment to Lease Agreement (the “First Amendment”) dated as of August 7, 2006 and the Second Amendment to Lease Agreement (the “Second Amendment”) dated as of October 6, 2006 (collectively, the “Lease”) relating to the Company’s new headquarters facility in Rock Hill, South Carolina (the “Facility”).

The Third Amendment provides that the Company will pay the Landlord a monthly amount of $53,940 representing the Landlord’s carrying costs commencing on November 22, 2006 and expiring upon the closing of the Company’s purchase of the Facility. The Company also agreed in the Third Amendment to pay the Landlord certain additional costs associated with the completion of the leased premises totaling $180,875.50. This amount is in addition to the costs previously agreed to and disclosed pursuant to the First Amendment and the Second Amendment.

In addition to the Third Amendment, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with the Landlord, as Seller, dated December 18, 2006 pursuant to which the Landlord has agreed to sell and the Company has agreed to purchase the Facility subject to certain customary conditions.

Pursuant to the terms of the Purchase Agreement and subject to the foregoing conditions, the Company agreed in the Purchase Agreement to pay an amount equal to $10,048,000 as the purchase price of the Facility, which purchase price is subject to certain credits and adjustments. Pursuant to the Purchase Agreement, the Company made an initial earnest money deposit on December 18, 2006 in the amount of $301,440 and is obligated to make a subsequent earnest money deposit on January 2, 2007 in the amount of $703,360. The Company has the right to terminate the Purchase Agreement on or before January 2, 2007, and unless it does so, subject to certain circumstances set forth in the Purchase Agreement, the earnest money deposits shall be non-refundable to the Company. The Purchase Agreement stipulates that, subject to certain conditions, the transaction must close on or before January 31, 2007 and that, if it does not so close, the Lease will remain in effect.

The foregoing summary is subject to and qualified in its entirety by the terms of the Third Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and the Purchase Agreement attached as Exhibit 10.2 to this Current Report on From 8-K, each of which is incorporated herein by reference.

A copy of the Company’s press release, which includes additional details regarding these matters, is attached hereto as Exhibit 99.1 and is incorporated into this Item 1.01 by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment to Lease Agreement effective as of December 18, 2006 to Lease Agreement dated February 8, 2006 between 3D Systems Corporation and KDC-Carolina Investments 3, LP.

10.2	Purchase and Sale Agreement effective as of December 18, 2006 between 3D Systems Corporation and KDC Carolina Investments 3, LP.

99.1	Press Release dated December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: December 20, 2006
By: /s/ ROBERT M. GRACE, JR.
(Signature)

	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Lease Agreement effective as of December 18, 2006 to Lease Agreement dated
February 8, 2006 between 3D Systems Corporation and KDC-Carolina Investments 3, LP.

10.2	Purchase and Sale Agreement effective as of December 18, 2006 between 3D Systems Corporation and KDC
Carolina Investments 3, LP.

99.1	Press Release dated December 20, 2006.